Exhibit 10.17

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION IS BOTH (1) NOT MATERIAL AND (2) THE TYPE THAT THE REGISTRANT CUSTOMARILY TREATS AS PRIVATE OR CONFIDENTIAL

Execution Copy

PRODUCT SUPPLY AND SALES AGREEMENT

This Agreement is effective as of July 1, 2015 (“Effective Date”), and is by and between Air Liquide Large Industries U.S. LP (“Seller”), and NET Power, LLC (“Buyer”). Seller hereby agrees to sell and Buyer hereby agrees to buy all of Buyer’s Product Requirements (as defined below), on the following terms and conditions:

Article 1 - Definitions

Section 1.1 [***].

Section 1.2 [***].

Section 1.3 “Buyer’s Plant” means Buyer’s demonstration facility located at La Porte, TX as well as any facilities leased to Buyer at such site.

Section 1.4 “Buyer’s Turbine Demonstration Run” means the 8,000 hour test run of Buyer’s Plant, broken into two 4,000 hour tests, conducted by Buyer.

Section 1.5 “Commencement Date” means the date upon which Buyer successfully completes the first hour of Buyer’s Turbine Demonstration Run.

Section 1.6 “Day” means 24 consecutive hours beginning and ending at 12:00 o’clock A.M. Central Standard Time (“CST”).

Section 1.7 “Delivery Point” has the meaning set forth in Section 5.1.

Section 1.8 “Land Lease” means that certain ground lease for real property between Buyer and Seller dated April 14, 2015.

Section 1.9 “Month” means the period beginning at 12:00 o’clock A.M. CST on the first day of a calendar month and ending at 12:00 o’clock A.M. CST on the first day of the next succeeding calendar month.

Section 1.10 “Party” means Buyer or Seller, as the case may be, and “Parties” means Buyer and Seller collectively.

Section 1.11 “PCQ” or “Product Contract Quantity” means a quantity of Product equal to [***], as may be subsequently adjusted pursuant to this Agreement.

Section 1.12 “Product” means gaseous oxygen.

Section 1.13 “psig” means pounds per square inch gauge.

Section 1.14 “SCF” means standard cubic foot as further defined in Section 6.3. “SCFH” means SCF per hour. “MSCF” means thousand SCF. “MSCFH” means thousand SCF per hour.

Section 1.15 [***].

Section 1.16 [***].

Section 1.17 [***].

Section 1.18 “TPD” means short tons per day.

Other defined terms have the definitions given to them below.

Article 2 - Quantity

Section 2.1 Buyer shall provide Seller 12 month’s written notice of the date on which Product will be required, and Seller shall, within that 12 month period, complete the installation of Seller’s Meter(s). Upon completion of Seller’s Meter(s), Seller shall sell and deliver to Buyer, and Buyer shall purchase and receive from Seller, and pay for, the BPR subject to the terms and conditions hereof; provided, however, that Seller shall have no obligation to supply Product quantities in excess of the PCQ.

Section 2.2 If Buyer’s Product Requirements at any time temporarily exceed the PCQ, Seller may sell Buyer As Available Product.

Section 2.3 [***].

Section 2.4 [***].

Article 3 - Product Specifications, Limitation of Liability and Limited Warranty

Section 3.1 Seller warrants that, at the time of delivery (a) Product delivered to Buyer hereunder shall conform to the Specifications set out in Appendix 2 (“Specifications”); (b) Seller shall have good title to and the right to transfer the Product and that it is free of all liens, taxes and encumbrances; (c) that the manufacture or sale of the Product sold and delivered hereunder will not infringe any U.S. Patent, but Seller does not warrant against such infringement by reason of the use of the Product alone, or in combination with other goods, or in the operation of any process. THE FOREGOING IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OF THE PRODUCT OR ITS FITNESS FOR ANY PARTICULAR USE OR PURPOSE. Product which (a) conforms to Specifications is hereinafter sometimes referred to as “On-Spec Product”; and (b) does not conform to Specifications is sometimes hereinafter referred to as “Off-Spec Product.”

Section 3.2 [***]. Buyer shall have the right, at its option and expense, to install pressure regulation equipment downstream from the Delivery Point; provided, however, that Buyer may not install pressure regulation equipment that interferes with the operation of Seller’s Pipeline System. If Buyer has requirements for Product at flow rates above the PCQ, Seller shall utilize reasonable efforts to maintain the minimum pressure levels, but shall only be obligated to the minimum pressure specifications up to the PCQ. [***].

Section 3.3 Determination of the suitability of On-Spec Product or Off-Spec Product for any use by Buyer is the sole responsibility of Buyer. [***].

Section 3.4 Buyer agrees to notify Seller promptly after Buyer’s discovery of its receipt of Off-Spec Product and Buyer may, at no cost to Buyer, refuse to receive it prior to its passing the Delivery Point. Buyer has the responsibility to comply with all relevant reporting obligations under the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001-11049 (EPCRA, also commonly known as Title III of the Superfund Amendments and Reauthorization Act of 1986 [SARA Title III]) resulting from the presence of Product supplied hereunder.

Article 4 - Further Limitation of Liability

Section 4.1 [***].

Section 4.2 [***].

Section 4.3 [***].

Section 4.4 [***].

Article 5 - Delivery Point

Section 5.1 “Delivery Point” means the outlet of seller’s meter(s) utilized by Seller to measure the quantities of Product delivered through the Delivery Point (“Seller’s Meter(s)”). Seller shall bear all responsibility for operation and maintenance of Seller’s Plants and Seller’s Pipeline System upstream of the Delivery Point as necessary to deliver Product from Seller’s Plants to the Delivery Point, and Buyer shall bear all responsibility for operation and maintenance of all facilities downstream of the Delivery Point necessary to receive and utilize Product at Buyer’s Facilities.

Section 5.2 Title to and risk of loss of Product shall pass to Buyer as it passes the Delivery Point.

Article 6 - Measurement

Section 6.1 Seller shall furnish, install and maintain equipment for Seller’s Meter(s) at the Delivery Point. Except as otherwise provided herein, measurement of Product delivered hereunder shall be by Seller’s Meter(s) owned, operated, and maintained by Seller, located at Buyer’s Plant. If technological improvements are made in flow measurement, Seller shall have the option to change the methodology of measurement of Product delivered hereunder. Seller shall obtain the consent of Buyer before any change but such consent shall not be unreasonably withheld. All meter readings shall be made at Seller’s expense by Seller.

Section 6.2 [***].

Section 6.3 [***].

Section 6.4 [***].

Section 6.5 [***].

Section 6.6 The cost of normal maintenance of Seller’s Meter shall be borne by Seller.

Section 6.7 [***].

Section 6.8 Buyer, at its option and expense, may install and operate a check meter but only Seller’s Meter shall be used for billing, except as otherwise specifically provided in this Article 6.

Section 6.9 The Parties may, by written agreement, establish special procedures for a specific problem or accept delivery of quantities not computed in a manner described herein.

Article 7 - Price and Minimum Purchase Obligation

Section 7.1 The price to be paid by Buyer to Seller for the Monthly Fee and Product delivered hereunder shall be as set out in the price schedule in Appendix 1.

Section 7.2  [***].

Section 7.3 [***].

Section 7.4 Seller will issue separate invoices to Buyer for the installation of meters upon each of the two following milestones: (i) completion of engineering and purchase of Product billing meter for Seller’s Meter(s) and (ii) installation of Seller’s Meter(s). The prices of which shall be set out in the price schedule in Appendix 1.

Article 8 - Term

Section 8.1 The “Initial Term” shall commence as of the Effective Date and continue for 48 Months. Upon expiration or termination of this Agreement, its settlement provisions shall continue in force until final settlement of accounts hereunder.

Section 8.2 This Agreement may be terminated upon 60 Days written notice (i) by Buyer in the event that BPR, as certified by an officer of Buyer, is and will remain zero, (ii) by either Party in the event the Land Lease between the Parties is terminated for any reason, (iii) by Seller in the event deliveries of Product to Buyer as measured by Seller’s Meter(s) is less than 10 TPD on average for 6 consecutive Months following the Commencement Date, or (iv) by Seller in the event Buyer successfully completes Buyer’s Turbine Demonstration Run. The Agreement will be terminated on the last day of the month following the notice period, (“Termination Date”). In the event of termination due to (i), (ii), or (iii) in this Section 8.2, Buyer will pay to Seller an amount equal to the Termination Fee in the table below based on the calendar quarter of the Termination Date, such payment is due 15 days prior to the Termination Date:

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[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]		[***]	[***]
	[***]	[***]		[***]	[***]
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[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]		[***]	[***]

Article 9 - Telemetering/Easements

Section 9.1 Upon Seller’s request, Buyer agrees to furnish and install, at Buyer’s expense, such utilities as are required to operate flow, pressure and control telemetering of the Product delivered hereunder. Seller shall furnish, install and maintain equipment for such telemetering at the Delivery Point.

Article 10 - Taxes

Section 10.1 Buyer shall, in addition to the prices herein provided, pay to Seller the amount of any and all excise, greenhouse or other environmentally related, transportation, ad valorem, sales, use or other taxes (excluding taxes on Seller’s income), or costs (including, without limitation, costs of purchasing environmental permits or allowances of any kind as well as other costs associated with emissions or generation of carbon dioxide, other greenhouse gases, or other substances) now or hereafter imposed upon Seller by reason of the purchase, manufacture, transportation, sale, or use of Product delivered hereunder. Such taxes or costs will be allocated to, and paid for by, Buyer on a pro rata basis. Seller shall promptly notify Buyer of any such tax or cost and afford Buyer a reasonable opportunity to review and discuss such tax with Seller. Buyer will furnish Seller with satisfactory exemption certificates when exemption from any relevant tax is claimed.

Section 10.2 [***].

Article 11 - Billing and Payment

Section 11.1 The initial payment of the Monthly Fee is due on the Effective Date. Thereafter, on or before the [***] day of each Month, Seller shall render to Buyer an invoice for the amount of Product purchased during the preceding Month and the Monthly Fee for the then current Month. Payment therefor shall be made by a) Electronic Funds Transfer (“EFT”) / Automated Clearing House (“ACH”) via EDI 820 X12 CTX format or b) by check as indicated on the Seller’s invoice. Such payment must be received on or before [***] (“Due Date”). If Seller’s requirements to make payment for materials or electricity used to manufacture or supply Product from Seller’s Plants or Seller’s Pipeline System are changed such that Seller must make payment therefor earlier than is required as of the Effective Date, Seller may, upon 30 days prior written notice to Buyer, amend the Due Date to reflect such change. Seller may charge Buyer late payment fees on any Past Due Amount computed from the Due Date at an interest rate equal to the lesser of (a) 18% per annum or (b) the maximum non-usurious rate under applicable state or federal law (“Default Rate”). If Buyer, acting in good faith, disputes any invoiced amount, Buyer shall timely pay the undisputed amount. Upon resolution of such dispute, any previously unpaid and due amount will be promptly paid by Buyer together with interest at the Default Rate. All invoices under this Agreement shall be rendered to Buyer at the following address and shall reference the Contract or PO number provided by Buyer:

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Section 11.2 On Buyer’s request, Seller will make available copies of measurement records applicable to any invoice during normal business hours.

Section 11.3 If one or several of the applicable indices for a given invoiced calendar month is not known at the date of invoicing, Seller will use the respective index value(s) of the preceding month in calculating such invoice and send a subsequent invoice reflecting any adjustment required to reflect the actual index values(s) for such month after they become known.

Section 11.4 Any errors in an invoice from Seller shall be promptly reported by Buyer to Seller in writing. To the extent Seller agrees that adjustments are warranted, Seller shall make such adjustments within 30 days after its receipt of such report of error. [***].

Article 12 - Impairment of Credit

Section 12.1 If Buyer fails to pay any undisputed amount due hereunder within 10 Days of the due date thereof (“Past Due Amount”) Seller shall have the right to suspend performance of Seller’s obligations under this Agreement upon a further 5 Days prior written notice to Buyer. However, if Seller receives payment of the Past Due Amount before the end of such 5-Day notice period, Seller shall not have the right to suspend its performance hereunder.

Section 12.2 If, in Seller’s reasonable opinion, Buyer’s ability to meet its payment obligations hereunder is impaired, Seller may, in writing, request Buyer to provide adequate assurance of its ability to perform under this Agreement. For example, such adequate assurance may take the form of payment of cash in advance of delivery or the initiation of an escrow account. In any event, such adequate assurance, with the exception of a letter of credit, shall be of the type elected by, and in form and substance acceptable to, Seller in its sole opinion. If Buyer fails to provide such adequate assurance by the date specified in such notice, Seller may, upon an additional 5 Days prior written notice to Buyer, elect in Seller’s sole discretion to (a) reduce deliveries of Product to a lesser volume, if any, which corresponds to Buyer’s then current creditworthiness; (b) suspend performance of Seller’s obligations under this Agreement; or (c) terminate this Agreement.

Article 13 - Force Majeure

Section 13.1 Except for Buyer’s obligations to make payments for all amounts due hereunder [***], neither Party shall be liable for nonperformance or delay in performance of the terms of this Agreement when and to the extent such failure of or delay in performance is due to an event which is beyond the reasonable control of the Party claiming such impairment, including, for example, and without limitation, rain, floods, hurricanes, tornados, earthquakes, [***], (“Force Majeure Event”); provided, however, that an economic downturn or hardship suffered by a Party or any of its affiliates will not be deemed to be a Force Majeure Event. The Party making such claim shall verbally notify the other Party as soon as reasonably possible after the occurrence of a Force Majeure Event. Such verbal notice shall be followed by written notice, [***], and shall give reasonable detail as to the nature and expected duration of such Force Majeure Event. [***].

Article 14 - Notices

Section 14.1 All written notices, statements, and other communications given hereunder, other than those provided for in Article 11, shall be given by letter, facsimile, or other form of written communication and shall be deemed to have been effectively given upon actual receipt:

a)	To Seller, when delivered to its office, (i) Attention: [***] or to facsimile number [***]; and (ii) in the case of a notice of default or other non-performance, a copy to “General Counsel” at the above address or to facsimile number [***]; or

b)	To Buyer, when delivered to its office, Attention: President, at 406 Blackwell Street, Durham, NC 27701.

Section 14.2 All verbal notices, statements, and other communications hereunder shall be deemed to have been effectively given:

a)	To Seller, when telephoned to its [***]; or

b)	To Buyer, when telephoned to its facility at 919-667-1800.

Article 15 - Allocation of Supply

Section 15.1 [***].

Section 15.2 [***].

Section 15.3 [***].

Article 16 - Successors and Assigns

Section 16.1 Upon notice to Buyer, this Agreement may be assigned by Seller to any Affiliate and any or all of Seller’s rights, title, and interest under this Agreement (including without limitation any payments by Buyer hereunder) may be assigned by Seller to any bank, trust, company, insurance company, financial institution, or other entity or groups thereof under the terms of financing arrangements; provided, however, that any such assignment shall not relieve Seller of any of its obligations hereunder. Upon notice to Seller, this Agreement may be assigned by Buyer to any Affiliate and any or all of Buyer’s rights, title, and interest under this Agreement may be assigned by Buyer to any bank, trust, company, insurance company, financial institution, or other entity or groups thereof under the terms of financing arrangements; provided, however, that any such assignment shall not relieve Buyer of any of its obligations hereunder.

Section 16.2 This Agreement shall not otherwise be assignable or transferable by either Buyer or Seller without the prior written consent of the other, which consent shall not be unreasonably withheld, and any attempted assignment or transfer without such consent shall be void. All covenants and provisions of this Agreement by and for the benefit of the Parties shall bind and inure to the benefit of their respective successors and assigns as permitted by the provisions of this Section.

Section 16.3 For purposes of this Agreement, “Affiliate” means any company which directly or indirectly controls, is controlled by, or is under common control with Seller or Buyer as the case may be. “Control”, for purposes of the preceding sentence, shall mean the ownership, directly or indirectly, through one or more intermediaries, of more than 50% of the voting rights of a company.

Article 17 - Dispute Resolution

Section 17.1 If a Party to this Agreement has reasonable grounds to believe that the other Party has failed to fulfill any material obligation hereunder, or, that its expectation of receiving due performance under this Agreement may be materially impaired, or in the case of any other dispute arising under this Agreement, such Party will promptly notify the other Party in writing of the substance of its belief or of other such dispute. The Party receiving such notice must respond in writing within 30 Days of receipt of such notice by specifying 3 dates, all of which must be within 30 Days from the date of its response, for a meeting in Houston, Texas to resolve the dispute and by providing either (a) evidence of cure of the condition specified; or (b) evidence that said Party has diligently commenced to cure the condition specified and will diligently continue to prosecute such cure; or (c) an explanation of why it believes that its performance is in accordance with the terms and conditions of this Agreement. The claiming Party will then select one of such three dates and a dispute resolution meeting will be held. If the Parties cannot, through good faith discussions, resolve their dispute at such meeting, they may take such further legal action as they may each elect.

Article 18 - Confidentiality

Section 18.1 Each Party (“Receiving Party”) shall keep and cause its employees to keep confidential any technical information, data and information concerning the business and research plans or activities of the other Party, its affiliates, or third parties (collectively, “Disclosing Party”) which are made available to Receiving Party by Disclosing Party or which result from either Party’s performance in connection with this Agreement. Receiving Party agrees not to use said information and data except for the purposes of performing under this Agreement. However, the above obligations of confidentiality and non-use do not apply to information which (a) Receiving Party can demonstrate was known to it prior to disclosure by Disclosing Party; (b) is, or later becomes, public knowledge without breach of this Agreement by Receiving Party; (c) Receiving Party receives from a third party who did not receive the same directly or indirectly from Disclosing Party under obligations of confidentiality; or (d) is developed by Receiving Party independently from information received from Disclosing Party, as evidenced by appropriate documentation.

Article 19 - General

Section 19.1 This Agreement, including any appendices, exhibits, schedules or attachments hereto (a) constitutes the entire agreement between the Parties with respect to the subject matter hereof; (b) supersedes all prior agreements, arrangements and understandings with respect thereto; and (c) is not intended to confer upon any person other than Buyer and Seller any rights or remedies hereunder.

Section 19.2 Seller is an independent contractor for the performance of all work and the supply of Product under this Agreement.

Section 19.3 This Agreement may be modified only in writing by persons duly authorized by the respective officers of Buyer and Seller. No provision(s) of a purchase order or order acknowledgment given in connection herewith shall have any effect whether it conflicts with this Agreement or not.

Section 19.4 This Agreement was not prepared by either Party to the exclusion of the other and shall not be construed against either Party by reason of its preparation.

Section 19.5 Buyer agrees that it will not resell or otherwise transfer Product supplied under this Agreement to any third party since third parties may not be bound by the limitations of liability set forth herein.

Section 19.6 BUYER REPRESENTS THAT BUYER IS CONTRACTUALLY FREE TO ENTER INTO THIS AGREEMENT AND TO PERFORM HEREUNDER AND SHALL INDEMNIFY, DEFEND AND SHALL INDEMNIFY AND HOLD SELLER HARMLESS FROM AND AGAINST ALL DAMAGES SELLER MAY SUFFER IF SUCH BUYER’S REPRESENTATION IS ALLEGED TO BE, OR IS NOT, CORRECT.

Section 19.7 No waiver by either Party hereto of one or more defaults by the other Party in the performance of any of the provisions of this Agreement shall operate or be construed as a waiver of any other or further default or defaults, whether of a like or different character.

Section 19.8 This Agreement shall be governed by and construed in accordance with the laws of Texas and shall be performed in Harris County, Texas. It is expressly stipulated and agreed that the District Courts of Harris County, Texas, and the Federal District Court for the Southern District of Texas shall have exclusive original jurisdiction and venue of all proceedings based on or arising out of this Agreement.

Accepted and Agreed to:

AIR LIQUIDE LARGE INDUSTRIES U.S. LP		NET POWER, LLC

By:	/s/ Al Cusson	By:	/s/ Charlie Bowser
Name:	Al Cusson	Name:	Charlie Bowser
Title:	Vice President, Gulf Coast Pipeline	Title:	President

Date:	7/9/2015	Date:	7/2/15

Appendix 1

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Appendix 2

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AMENDMENT NUMBER ONE TO PRODUCT
SUPPLY AND SALES AGREEMENT FOR OXYGEN

This AMENDMENT NUMBER ONE (“Amendment”) to the Product Supply and Sales Agreement dated July 1, 2015, (the “Agreement”) between the Parties is made as of this 25th day of November, 2015 (the “Amendment Effective Date”), by and between Net Power LLC (“Buyer”) and Air Liquide Large Industries U.S. LP (“Seller”).

Whereas, Buyer and Seller have previously entered into the Agreement; the Parties agree to further amend the Agreement as follows:

1.	[***]:

[***].

2.	[***]:

[***].

No changes or amendments other than those set forth above are effected hereby. All other terms and provisions of the Agreement not affected by the revisions stated above shall continue in full force and effect.

Accepted and Agreed to:

AIR LIQUIDE LARGE INDUSTRIES U.S. LP		NET POWER, LLC

By:	/s/ A. L. Cusson	By:	/s/ Charles Bowser
Name:	A. L. Cusson	Name:	Charles Bowser
Title:	Vice President – GCPL	Title:	President

Date:	12-15-15	Date:	11/25/15

Amendment Number Two

To

Product Supply and Sales Agreement

This Amendment Number Two (“Amendment No. 2”) shall be effective on the first Day of July, 2021, and amends that certain Product Supply and Sales Agreement between Air Liquide Large Industries U.S. LP (“Seller”) and Net Power LLC (“Buyer”), dated July 1, 2015 (the “Agreement”).

Seller and Buyer agree to amend the Agreement as follows:

1. Section 8.1 is deleted in its entirety and replaced as follows:

“Section 8.1 The “Initial Term” shall commence as of the Effective Date and continue until November 1, 2021. Upon expiration or termination of this Agreement, its settlement provisions shall continue in force until final settlement of accounts hereunder.”

2. The Monthly Fee Section of Appendix 1 - Oxygen Product Price is deleted in its entirety and replaced as follows:

Monthly Fee:

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All other terms and conditions of the Agreement, including but not limited to the damages waivers and limitations set forth therein, shall remain unchanged and in full force and effect. All capitalized terms used herein and not otherwise defined or redefined herein shall have the meanings assigned to them in the Agreement, and all terms defined or redefined herein shall be given the meaning set out herein.

AIR LIQUIDE LARGE INDUSTRIES U.S. LP		NET POWER LLC

Signed:	/s/ Jason W. Vincent	Signed:	/s/ Paul McDonough
Name:	Jason W. Vincent	Name:	Paul McDonough
Title:	Commercial Director, GCPL	Title:	VP of Construction & Operations

Date signed: 6/8/2021	Date signed: July 01, 2021

Amendment Number Three

To

Product Supply and Sales Agreement

This Amendment Number Three (“Amendment No. 3”) shall be effective as of November 1, 2021, and amends that certain Product Supply and Sales Agreement between Air Liquide Large Industries U.S. LP (“Seller”) and Net Power LLC (“Buyer”), dated July 1, 2015 (the “Agreement”).

WHEREAS, the term of the Agreement expired on November 1, 2021, pursuant to the terms thereof; and

WHEREAS, the parties wish to reinstate the Agreement, to provide for the continued sale of Product, solely on an As Available basis.

Seller and Buyer agree to amend the Agreement as follows:

1. Section 1.11 is deleted in its entirety and replaced as follows:

“Section 1.11 “PCQ” or “Product Contract Quantity” means a quantity of product equal to [***], as may be subsequently adjusted pursuant to this Agreement.”

2. Section 8.1 is deleted in its entirety and replaced as follows:

“Section 8.1 This Agreement shall commence as of the Effective Date, shall be effective until July 1, 2022, and shall continue in effect thereafter for consecutive periods of 30 Days each; provided, however that this Agreement may be terminated July 1, 2022, or any first Day of the Month thereafter by written notice by one of the parties hereto to the other at least thirty (30) Days prior to the effective date of termination. Upon expiration or termination of this Agreement, its settlement provisions shall continue in force until final settlement of accounts hereunder.”

3. Appendix 1 – Oxygen Product Price is deleted in its entirety and replaced as follows:

“Appendix 1 – Oxygen Product Price

The price to be paid monthly by Buyer to Seller for sale, treatment and delivery of Product herein shall be in accordance with the following price schedule. The Monthly Fee and Product Price of such schedule will be adjusted by application of the Adjustment Multiplier also set out below.

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All other terms and conditions of the Agreement shall remain unchanged and in full force and effect. All capitalized terms used herein and not otherwise defined or redefined herein shall have the meanings assigned to them in the Agreement, and all terms defined or redefined herein shall be given the meaning set out herein.

Accepted and Agreed to:

AIR LIQUIDE LARGE INDUSTRIES U.S. LP		NET POWER LLC

Signed:	/s/ Jason Vincent	Signed:	/s/ Akash S. Patel
Name:	Jason Vincent	Name:	Akash S. Patel
Title:	Commercial Director, GCPL	Title:	Chief Financial Officer

Date signed: 2/2/22	Date signed: 02-Feb-2022 | 11:32 AM EST